CONSENT OF BDO SEIDMAN, LLP


     We consent to the incorporation by reference in the Registration Statement of Tag-It Pacific, Inc. on Form S-8 (File No. 333-50267) of our report dated March 8, 1999, on our audits of the consolidated balance sheets of Tag-It Pacific, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity (deficiency) and cash flows for the years then ended and the four months ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 10-KSB.



                                            /S/ BDO SEIDMAN, LLP


Los Angeles, California
March 29, 1999